SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549




FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report: May 2, 2001



            Exact Name of
Commission  Registrant        State or other   IRS Employer
File        as specified      Jurisdiction of  Identification
Number      in its charter    Incorporation    Number
----------  --------------    ---------------  --------------

1-12609     PG&E Corporation  California       94-3234914

1-2348      Pacific Gas and   California       94-0742640
            Electric Company




Pacific Gas and Electric Company    PG&E Corporation
77 Beale Street, P.O. Box 770000    One Market, Spear Tower, Suite 2400
San Francisco, California  94177    San Francisco, California 94105

(Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company    PG&E Corporation
(415) 973-7000                      (415) 267-7000

    (Registrant's telephone number, including area code)





Item 9.  Regulation FD Disclosure

On May 2, 2001, PG&E Corporation announced a net loss of $951 million, or a net loss of $2.62 per share, for the quarter ended March 31, 2001. PG&E Corporation noted that the loss resulted from $1.1 billion (after-tax) of unreimbursed wholesale power purchase costs at Pacific Gas and Electric Company (Utility), its California utility subsidiary. This amount includes amounts billed to the Utility by the California Independent System Operator (ISO) for the ISO's real-time energy purchases made during January and February 2001, as well as an
estimated amount of ISO charges for March 2001.   As previously
reported, on April 6, 2001, the Utility filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code.

On an operating basis, PG&E Corporation expects that its 2001 earnings per share from operations will range between $2.70 to $2.75 per share, reflecting its previously stated goal of an annual growth rate of 8 percent to 10 percent. Excluded from this estimate are expenses and charges associated with PG&E Corporation's $1 billion refinancing completed on March 2, 2001 of approximately 15 cents per share, and items associated with the Utility's unreimbursed wholesale power purchase costs, including actual and estimated ISO charges for its real-time energy purchases, the portion of the tax loss that PG&E Corporation is unable to carry forward, and interest expense associated with financing all the Utility's unrecovered purchased power costs.

The foregoing statements regarding 2001 earnings estimates are forward-looking statements that are necessarily subject to various risks and uncertainties. These statements are based on current expectations and assumptions which management believes are reasonable and on information currently available to management. In addition to the uncertainties created by the Utility's bankruptcy proceeding and the outcome of the Utility's various regulatory proceedings (including a possible delay of the issuance of a 2001 attrition rate adjustment decision by the California Public Utilities Commission), some of the factors that could cause future results to differ materially from those projected in the forward-looking statements include:

- whether and to what extent the Utility is determined to be responsible for the ISO's charges billed to the Utility;

- the terms and conditions of the reorganization plan that is ultimately adopted by the Bankruptcy Court and the extent to which the Utility's bankruptcy proceedings affect the operations of PG&E
Corporation's other businesses;

- the regulatory, judicial, or legislative actions (including ballot initiatives) that may be taken to meet future power needs in California, mitigate the higher wholesale power prices, provide refunds for prior power costs, or address the Utility's financial condition;

- the extent to which the Utility's undercollected wholesale power purchase costs may be collected from customers;

- any changes in the amount of transition costs the Utility is allowed to collect from its customers, and the timing of the completion of the Utility's transition cost recovery;

- future market prices for electricity and future fuel prices, which in part, are influenced by future weather conditions, the availability of hydroelectric power, and the development of competitive markets;

- the method and timing of valuation of and future ratemaking for the Utility's hydroelectric and other non-nuclear generation assets;

- future operating performance at the Utility's Diablo Canyon
Nuclear Power Plant (Diablo Canyon) and the future ratemaking applicable to Diablo Canyon;

- legislative or regulatory changes, including the pace and extent of the ongoing restructuring of the electric and natural gas industries across the United States;

- future sales levels and economic conditions;

- the extent to which the current or planned generation, pipeline, and storage capacity development projects of PG&E National Energy Group, Inc. (NEG), a wholly owned subsidiary of PG&E Corporation, are completed and the pace and cost of such completion;

- the extent and timing of generating, pipeline, and storage capacity expansion and retirements by others;

- illiquidity in the commodity energy market and NEG's ability to provide the credit enhancements necessary to support its trading activities;

- NEG's ability to obtain financing for its planned development projects and its ability to refinance NEG's and its subsidiaries' existing indebtedness on reasonable terms;

- fluctuations in commodity gas, natural gas liquids, and electric prices and the ability to successfully manage such price fluctuations;

- the effect of compliance with existing and future environmental laws, regulations, and policies, the cost of which could be significant; and

- the outcome of pending litigation.

None of the information contained in this report should be deemed to be filed under the Securities Exchange Act of 1934 or incorporated by reference into any filings PG&E Corporation or the Utility has made or may make pursuant to the Securities Act of 1933 or into any other documents unless such information is expressly identified in such filing as being incorporated by reference therein.

                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                              PG&E CORPORATION

                              By: CHRISTOPHER P. JOHNS
                                  -----------------------------
                                  CHRISTOPHER P. JOHNS
                                  Vice President and Controller


                              PACIFIC GAS AND ELECTRIC COMPANY

                              By: KENT M. HARVEY
                                  -----------------------------
                                  KENT M. HARVEY

Senior Vice President, Chief
Financial Officer, and Treasurer





Dated:  May 2, 2001